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UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549	OMB Number: 3235-0060
Expires: March 31, 2003
FORM 8-K	Estimated average burden hours per response 1.25

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 5, 2001

SNTL Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-25984	95-4610936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
30101 Agoura Court #222, Agoura Hills, California (Address of principal executive offices)	91301 (Zip Code)

Registrant's telephone number, including area code  (818) 597-0042

Superior National Insurance Group, Inc.
(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

    Effective September 30, 2001, William L. Gentz, Chairman of the Board of Directors of SNTL Corporation, and Arnold J. Senter, the Executive Vice President, Chief Operating Officer and Director of the Company resigned from their positions at the Company. Mr. Gentz became a director of the Company in 1994 and served as the Chairman of the Board since July 1999. Prior to becoming Chairman of the Board, Mr. Gentz served as the Company's President and Chief Executive Officer. Mr. Senter joined the Company in 1997 holding the positions of Executive Vice President and Chief Operating Officer and became a director of the Company in 1999. The resignations of Mr. Gentz and Mr. Senter did not arise from a disagreement with the Company.

Item 7.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
Not Applicable.
(b)	Pro Forma Financial Information.
Not Applicable.
(c)	Exhibits.
Exhibit No. Description
None.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNTL CORPORATION
(Registrant)
Date	October 4, 2001	/s/ Alex Corbett

(Signature)*
Alex Corbett Senior Vice President and Chief Financial Officer

*Print name and title of the signing officer under his signature.

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CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
INFORMATION TO BE INCLUDED IN THE REPORT
Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES